Exhibit 24.1

LABORATORY CORPORATION OF AMERICA HOLDINGS

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Corporation”), hereby constitutes and appoints Adam H. Schechter, Glenn A. Eisenberg, and Sandra D. van der Vaart, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and full power to act without the other, in such person’s name, place and stead, in any and all capacities, to sign an automatic shelf registration statement on Form S-3 (the “Registration Statement”) of the Corporation relating to the registration for offer and sale by the Corporation of an unlimited amount of its securities, and any and all amendments (including post-effective amendments) or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the individual executing it.

Name and Title	Date

/s/ Adam H. Schechter Adam H. Schechter Chairman, President and Chief Executive Officer	November 10, 2022

/s/ Glenn A. Eisenberg Glenn A. Eisenberg Executive Vice President, Chief Financial Officer	November 10, 2022

/s/ Peter J. Wilkinson Peter J. Wilkinson Senior Vice President, Chief Accounting Officer	November 10, 2022

/s/ Kerrii B. Anderson Kerrii B. Anderson Director	November 3, 2022

/s/ Jean-Luc Bélingard Jean-Luc Bélingard Director	November 9, 2022

/s/ Jeffrey A. Davis Jeffrey A. Davis Director	November 7, 2022

/s/ D. Gary Gilliland D. Gary Gilliland, M.D., Ph.D. Director	November 7, 2022

/s/ Kristen M. Kliphouse Kirsten M. Kliphouse Director	November 9, 2022

/s/ Garheng Kong Garheng Kong, M.D., Ph.D. Director	November 7, 2022

/s/ Peter M. Neupert Peter M. Neupert Director	November 7, 2022

/s/ Richelle Parham Richelle P. Parham Director	November 7, 2022

/s/ Kathryn E. Wengel Kathryn E. Wengel Director	November 7, 2022

/s/ R. Sanders Williams R. Sanders Williams, M.D. Director	November 7, 2022